UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

February 14, 2012
Date of Report (Date of Earliest Event Reported)

HOSPIRA, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-31946	20-0504497
(Commission File Number)	(I.R.S. Employer Identification No.)

275 N. Field Drive
Lake Forest, Illinois 60045
(Address Of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, Including Area Code:  (224) 212-2000

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02               Results of Operations and Financial Condition

On February 14, 2012, Hospira, Inc. (“Hospira”) issued a press release announcing its financial results for the fourth quarter and full-year 2011.  Such press release is furnished as Exhibit 99.1, and is incorporated herein by reference.

In the press release, Hospira uses various non-GAAP financial measures including, among others, net sales at constant currency, adjusted gross profit, adjusted income from operations, adjusted net income, and adjusted diluted earnings per share.  These non-GAAP measures adjust for certain specified items that are described in the press release and attached schedules.  Hospira’s management believes that these non-GAAP financial measures can facilitate a more complete analysis and greater transparency into Hospira’s ongoing results of operations, particularly in comparing underlying results from period to period.  Management uses these non-GAAP financial measures internally in financial planning to monitor business unit performance and in evaluating management performance.  All non-GAAP financial measures are intended to supplement the applicable GAAP measures and should not be considered in isolation from, or a replacement for, financial measures prepared in accordance with GAAP.

Item 9.01               Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated February 14, 2012 (furnished pursuant to Item 2.02 hereof and not deemed to be “filed” under the Securities Exchange Act of 1934)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOSPIRA, INC.

Date: February 14, 2012	/s/ Brian J. Smith
	By:	Brian J. Smith
	Its:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit

99.1	Press Release, dated February 14, 2012 (furnished pursuant to Item 2.02 hereof and not deemed to be “filed” under the Securities Exchange Act of 1934)